CONFORMED COPY

                                   GAFISA S.A.
                      AV. NACOES UNIDAS NO. 4777, 9TH FLOOR
                            SAO PAULO, SP, 05477-000
                          FEDERATIVE REPUBLIC OF BRAZIL

                                                          As of December 3, 2008


Citibank, N.A. - ADR Department
388 Greenwich St., 14th Floor
New York, New York  10013

                     Restricted ADSs (Cusip No.: 362607343)

Ladies and Gentlemen:

      Reference is made to Section 2.14 of the Amended and Restated Deposit Agreement, dated as of March 21, 2007 (the "Deposit Agreement"), by and among Gafisa S.A., a company organized under the laws of the Federative Republic of Brazil (the "Company"), Citibank, N.A., as Depositary (the "Depositary"), and all Holders and Beneficial Owners of American Depositary Shares (the "ADSs") issued thereunder. All capitalized terms used, but not otherwise defined herein, shall have the meaning assigned thereto in the Deposit Agreement.

      EIP Brazil Holdings, LLC, a limited liability company organized under the laws of the State of Delaware (the "Investor"), whose address and employer identification number is set forth on Exhibit A attached hereto, owns Shares that constitute Restricted Securities and has to hold such Shares in the form of ADSs. The Company and the Depositary are willing to accommodate such request of the Investor provided the terms of deposit of the Shares by the Investor neither
(i) prejudice any substantial rights of existing Holders and Beneficial Owners of ADSs under the Deposit Agreement nor (ii) violate or conflict with any law, rule or administrative position applicable to the ADSs.

      The purpose and intent of this Letter Agreement (the "Letter Agreement") is to supplement the Deposit Agreement for the purpose of accommodating (i) the deposit of Shares that are Restricted Securities by the Investor in order to allow the Investor to hold its ownership interests in such Restricted Securities in the form of Restricted ADSs, (ii) the issuance and delivery of Restricted ADSs at the request of the Company to the Investor reflecting its ownership in such deposited Restricted Securities, (iii) the transfer and sale of Restricted ADSs and (iv) certain ancillary transactions further described below. The Company, the Investor and the Depositary agree that this Letter Agreement shall be filed as an exhibit under Item 3(c) of Form F-6 under the Securities Act, to the next Registration Statement on Form F-6 filed with the Commission in respect of the ADSs after the execution of this Letter Agreement).

      For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Investor and the Depositary hereby agree as follows:

      1. Investor Deposits. The Company hereby consents, under Section 2.3 of the Deposit Agreement, to the deposit by the Investor of 18,229,604 Shares (the "Designated Restricted Shares") with the Custodian and the issuance and delivery by the Depositary of the corresponding number of Restricted ADSs (the "Designated Restricted ADSs") in respect thereof, upon the terms of this Letter Agreement, to the Investor (or its nominee).

      In furtherance of the foregoing, the Depositary agrees, upon the terms and subject to the conditions set forth in this Letter Agreement, to establish procedures to enable (x) the deposit of the Designated Restricted Shares with the Custodian by the Investor (or its designee) and the issuance and delivery by the Depositary to the Investor (or its designee) of the Designated Restricted ADSs, and (y) the transfer of the Designated Restricted ADSs, the removal of the transfer and other restrictions with respect to Designated Restricted ADSs in order to create unrestricted ADSs, and the withdrawal of the Designated Restricted Shares, in each case upon the terms and conditions set forth in the Deposit Agreement, as supplemented by the terms of this Letter Agreement.

      2. Company Assistance. The Company agrees to (i) provide commercially reasonable assistance upon the request of and to the Depositary in the establishment of such procedures to enable the acceptance of the deposit by the Investor of the Designated Restricted Shares, the issuance of the Designated Restricted ADSs to the Investor (or its designee), the delivery of Designated Restricted ADSs to the Investor (or its designee), the transfer of Designated Restricted ADSs by the Investor, the removal of the transfer and other restrictions with respect to Designated Restricted ADSs in order to create unrestricted ADSs, and the withdrawal of the Designated Restricted Shares, and
(ii) take all commercially reasonable steps requested by the Depositary to ensure that the acceptance of the deposit of the Designated Restricted Shares, the issuance and delivery of the Designated Restricted ADSs, the transfer of the Designated Restricted ADSs, the removal of the transfer and other restrictions with respect to Designated Restricted ADSs in order to create unrestricted ADSs, and the withdrawal of Designated Restricted Shares, in each case upon the terms and conditions set forth herein, do not prejudice any substantial existing rights of Holders and Beneficial Owners of ADSs and do not violate the provisions of the Securities Act or any other applicable laws, rules or administrative positions.

      In furtherance of the foregoing, at the time of the execution of this Letter Agreement, the Company shall cause its Brazilian counsel to deliver an opinion to the Depositary substantially stating, inter alia, that (i) the Company has duly authorized, executed and delivered the Letter Agreement, (ii) the Letter Agreement is a legal valid and binding agreement of the Company enforceable against the Company upon its terms, (iii) none of the terms of the Letter Agreement, and none of the transactions contemplated herein violate any Brazilian law or regulation or any order, judgment or proceeding which is binding upon the Company, (iv) none of the terms of the Letter Agreement, and none of the transactions contemplated herein, conflict with any agreement to which the Company is a party, (v) the Shares being deposited are free of all liens, security interests and encumbrances that have been noted in the Company's share register, and (vi) all governmental approvals, permits, consents and authorizations required to be obtained by the Company in Brazil for the transactions contemplated in the Letter Agreement have been obtained and are in full force and effect.

      3. Limitations on Issuance of Designated Restricted ADSs. In connection with the transaction contemplated in Section 1 above, the Company hereby instructs the Depositary, and the Depositary agrees, upon the terms and subject to the conditions set forth in this Letter Agreement, to issue and deliver Designated Restricted ADSs only (x) upon receipt of (i) the requisite number of Designated Restricted Shares, (ii) the opinion of counsel identified in Section 2 hereof, and (iii) payment of the applicable fees, taxes and expenses otherwise payable under the terms of the Deposit Agreement upon the deposit of Shares and the issuance of ADSs, including, without limitation, an issuance fee equal to $0.035 per Restricted ADS issued, and (y) in the event of any corporate action of the Company which results in the issuance of Restricted ADSs to the Holder(s) of the Designated Restricted ADSs.

      The Investor hereby agrees to pay the Depositary (i) the fees described in subparagraph (iii) of the immediately preceding paragraph prior to the issuance of the Restricted ADSs to the Investor contemplated hereunder, and (ii) the fees, taxes and expenses otherwise payable under the terms of the Deposit Agreement to the extent applicable. Notwithstanding anything contained herein to the contrary, the Depositary hereby agrees that it shall not impose any issuance fee upon the sale or transfer of the Designated Restricted ADSs, regardless of whether such sale or transfer is made in the form of unrestricted ADSs or Restricted ADSs. In addition, the Investor agrees to pay the Company on demand for any fees and expenses incurred by the Company under this Letter Agreement.

      The Designated Restricted ADSs issued upon the deposit of Designated Restricted Shares shall be separately identified on the books of the Depositary under CUSIP No.: 362607343 and the Designated Restricted Shares shall be held separate and distinct by the Custodian from the other Deposited Securities held by the Custodian in respect of the ADSs issued under the Deposit Agreement that are not Designated Restricted ADSs.

      4. Stop Transfer Notation and Restrictions. Notwithstanding the terms of the Deposit Agreement, the Designated Restricted ADSs shall be issued by the Depositary as Uncertificated ADSs. The books of the Depositary shall identify the Designated Restricted ADSs as "restricted" and shall contain a "stop transfer" notation to that effect. The Investor hereby agrees to and acknowledges the following restrictions imposed upon the Designated Restricted
ADSs:

      (a) The Designated Restricted ADSs and the Designated Restricted Shares represented thereby have not been and will not be registered under the Securities Act, and may not be offered, sold, pledged or otherwise transferred except (A)(1) in a transaction exempt from Registration under the Securities Act or (2) pursuant to an effective Registration Statement under the Securities Act, and (B) in each case in accordance with all applicable securities laws of the States of the United States;

      (b) Prior to the withdrawal of the Designated Restricted Shares, the Investor will be required to provide to the Depositary and the Company a withdrawal certification in the form attached to the Letter Agreement;

      (c) Notwithstanding anything to the contrary in the foregoing, the underlying Designated Restricted Shares may not be deposited into any Depositary Receipt facility established or maintained by a depositary bank other than a restricted depositary receipt facility, unless and until such time as such shares are no longer Restricted Securities; and

      (d) Neither the Company nor the Depositary makes any representation as to the availability of the exemption provided by Rule 144 under the Securities Act for resale of the Designated Restricted Shares or the Designated Restricted ADSs.

      5. Limitations on Transfer of Designated Restricted ADSs. The Designated Restricted ADSs shall be transferable by the Holder thereof, only upon delivery to the Depositary of (i) all documentation otherwise contemplated by the Deposit Agreement, and (ii) an opinion of the applicable Holder's U.S. counsel reasonably satisfactory to the Depositary stating that, inter alia, the requested transfer is in accordance with the conditions upon which the Designated Restricted ADSs are transferable by the Holder thereof under applicable securities laws and the transfer restrictions contained in the legend set forth on the Designated Restricted ADR presented for transfer.

      6. Limitations On Cancellation of Designated Restricted ADSs. The Company instructs the Depositary, and the Depositary agrees not to release any Designated Restricted Shares or cancel any Designated Restricted ADSs for the purpose of withdrawing the underlying Designated Restricted Shares unless (x) the conditions applicable to the withdrawal of Shares from the depositary receipts facility created pursuant to the terms of the Deposit Agreement have been satisfied (except for any conditions relating to the Shares not being Restricted Securities) and the applicable ADS cancellation fees payable under the terms of the Deposit Agreement, and (y) the Depositary shall have received from the person requesting the withdrawal of the Designated Restricted Shares a duly completed and signed Withdrawal Certification substantially in the form attached hereto as Exhibit B (such certification, a "Withdrawal Certification").

      7. Fungibility. Except as contemplated herein and except as required by applicable law, the Designated Restricted ADSs shall, to the maximum extent permitted by law and to the maximum extent practicable, be treated as ADSs issued and outstanding under the terms of the Deposit Agreement that are not Designated Restricted ADSs. Nothing contained herein shall obligate the Depositary to treat Holders of Designated Restricted ADSs on terms more favorable than those accorded to Holders of ADSs under the Deposit Agreement.

      8. Removal of Restrictions. The Company may instruct the Depositary from time to time in writing that some or all of the Designated Restricted ADSs no longer constitute Restricted Securities. The Depositary shall remove all stop transfer notations from its records in respect of specified Designated Restricted ADSs and shall treat such Designated Restricted ADSs on the same terms as the ADSs outstanding under the terms of the Deposit Agreement that are not Restricted ADSs upon receipt of (x) written instruction signed by the Company to do so, and (y) an opinion of U.S. counsel to the Company substantially stating to the effect that, the removal of distinctions between the Designated Restricted ADSs and the ADSs does not violate U.S. securities laws. Upon (i) receipt of such instructions and opinion of counsel or (ii) receipt of evidence reasonably satisfactory to the Depositary that the transfer of certain Designated Restricted ADSs is covered by an effective registration statement under the Securities Act, the Depositary shall take all actions necessary to remove any distinctions previously existing between the applicable Designated Restricted ADSs and the ADSs that are not Restricted ADSs, including, without limitation, by removing the stop transfer notations on its records in respect of the applicable ADSs previously identified as Designated Restricted ADSs.

      9. Representations and Warranties. The Investor hereby represents and warrants, in lieu of the deemed representations set forth in Section 3.3 of the Deposit Agreement that (a) the Designated Restricted Shares being deposited by the Investor for the purpose of the issuance of Designated Restricted ADSs are validly issued, fully paid and non-assessable, and free of any preemptive rights of the holders of outstanding Shares and free of any and all liens, security interests and encumbrances, (b) the Designated Restricted Shares are of the same class as, and rank pari passu with, the other Shares on deposit under the Deposit Agreement, (c) the Investor is the sole beneficial owner of the Designated Restricted Shares and will be the sole Beneficial Owner of the ADSs, and (d) the deposit with the Custodian of the Designated Restricted Shares by, and the issuance and delivery of the Designated Restricted ADSs by the Depositary to, the Investor does not constitute a transfer of beneficial ownership of such Designated Restricted Shares. Such representations and warranties shall survive the deposit of the Designated Restricted Shares and the issuance of Designated Restricted ADSs.

      10. Company Indemnity. The Company acknowledges and agrees that the indemnification provisions of Section 5.8 of the Deposit Agreement shall apply to any acts performed or omitted by the Depositary in accordance with this Letter Agreement.

      11. Authorized Person; Investor Indemnity. The Investor hereby designates the persons identified on Exhibit C attached hereto, and shall from time to time hereafter designate one or more persons in writing, as persons authorized to act on its behalf with respect to the Letter Agreement, including, without limitation, to provide instructions designating additional or substitute persons authorized to so act (each person so designated, an "Authorized Person"). The Investor shall indemnify the Depositary against, any and all claims, losses, actions, liabilities, costs, damages and expenses (including attorneys' fees and expenses) it may incur in connection with its acting in accordance with any information, instruction or communication received from an Authorized Person.

      12. Tax Certification. Promptly following the date first set forth above, the Investor will provide the Depositary with the appropriate Form W-9 for tax identification number certification purposes.

      13. Governing Law. This Letter Agreement shall be interpreted in accordance with, and all rights hereunder and the provisions hereof shall be governed by, the laws of the State of New York applicable to contracts to be wholly performed in the State of New York.

      The Company, the Investor and the Depositary have caused this Letter Agreement to be executed and delivered on their behalf by their respective officers thereunto duly authorized as of the date set forth above.


                                      CITIBANK, N.A. as Depositary


                                      By: /s/ Thomas Crane
                                          -------------------------------------
                                          Name:  Thomas Carne
                                          Title: Director


                                      GAFISA S.A.


                                      By: /s/ Alceu D Calciolari/Wilson Amaral
                                          -------------------------------------
                                          Name: Alceu Calcioari/Wilson Amaral
                                          Title:  CFO/CEO


                                      EIP BRAZIL HOLDINGS, LLC


                                      By:  /s/ Brian Richter
                                          -------------------------------------
                                          Name:  Brian Richter
                                          Title:  Vice President and Secretary

EXHIBITS

         A        Address and Employer Identification Number of the Investor
         B        Withdrawal Certification
         C        Schedule of Authorized Persons

                                    EXHIBIT A
                                       to
                 Letter Agreement, dated as of December 3, 2008
                      (the Letter Agreement"), by and among
                      Gafisa S.A, EIP Brazil Holdings, LLC
                                       and
                                 Citibank, N.A.
                              _____________________

           ADDRESS AND EMPLOYER IDENTIFICATION NUMBER OF THE INVESTOR

                              _____________________

        All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Letter Agreement.

                              _____________________

                                                        Employer Identification
Name of Investor           Address                      Number
----------------           -------                      ------------------------

EIP Brazil Holdings, LLC   Attn: Brian Richter          26-2834811
c/o Equity International   2 North Riverside Plaza
                           Chicago, IL  60606

                                    EXHIBIT B
                                       to
                 Letter Agreement, dated as of December 3, 2008
                     (the "Letter Agreement"), by and among
                      Gafisa S.A, EIP Brazil Holdings, LLC
                                       and
                                 Citibank, N.A.
                              _____________________

                            WITHDRAWAL CERTIFICATION

                              _____________________

                                                           _______________, ____

Citibank, N.A.,
    as Depositary
ADR Department
111 Wall Street
New York, New York  10043
Attention: Broker Services

            Gafisa S.A.. (Cusip No.: 362607343)

Dear Sirs:

      Reference is hereby made to (i) the Amended and Restated Deposit Agreement, dated as of March 21, 2007 (the "Deposit Agreement"), by and among Gafisa S.A. (the "Company"), Citibank, N.A., as Depositary (the "Depositary"), and all Holders and Beneficial Owners of American Depositary Shares issued thereunder, and (ii) the Letter Agreement, dated as of December 3, 2008 (the "Letter Agreement"), by and among the Company, EIP Brazil Holdings, LLC and the Depositary. Capitalized terms used but not defined herein shall have the meanings given to them in the Deposit Agreement, or, in the event so noted herein, in the Letter Agreement.

      This Withdrawal Certification is being furnished in connection with the withdrawal of Designated Restricted Shares (as defined in the Letter Agreement) upon surrender of Designated Restricted ADSs (as defined in the Letter Agreement) to the Depositary.

      (A) We acknowledge, or, if we are acting for the account of another person, such person has confirmed to us that it acknowledges, that the Designated Restricted ADSs and the Designated Restricted Shares represented thereby have not been registered under the Securities Act.

      (B) We certify that we are the beneficial owner and that will sell the Designated Restricted Shares in compliance with the requirements of the U.S. securities laws (including, without limitation, the applicable laws of the states of the United States), and we will not deposit, or cause to be deposited, such Designated Restricted Shares into any depositary receipts facility established or maintained by a depositary bank other than a restricted facility established and maintained for such purpose.

                                      Very truly yours,

                                      EIP BRAZIL HOLDINGS, LLC


                                      By: ______________________________________
                                          Name:
                                          Title:

                                    EXHIBIT C
                                       to
                 Letter Agreement, dated as of December 3, 2008
                     (the "Letter Agreement"), by and among
                      Gafisa S.A, EIP Brazil Holdings, LLC
                                       and
                                 Citibank, N.A.
                              _____________________

                         SCHEDULE OF AUTHORIZED PERSONS

                              _____________________

        All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Letter Agreement.

                              _____________________

The Depositary is authorized to accept instructions signed or believed by the Depositary to be signed by the following on behalf of the Investor:


_________________________________           /s/ Ira Chaplik
Ira Chaplik                                 ------------------------------------
                                            True Signature

_________________________________           /s/ Charyl Engle
Cheryl Engle                                -----------------------------------
                                            True Signature

_________________________________           /s/ Brian Richter
Brian Richter                               ------------------------------------
                                            True Signature


                                      C-1